UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2017

AKERS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-36268	22-2983783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Grove Road

Thorofare, NJ 08086

(Address of Principal Executive Offices)

(856) 848-2116

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Warrant Exercise Agreement

On October 12, 2017 (the “Closing Date”), Akers Biosciences, Inc. (the “Company”) entered into Warrant Exercise Agreements (the “Exercise Agreements”) with holders (the “Exercising Holders”) of its outstanding warrants to purchase up to 724,200 shares of common stock of the Company issued in March 2017 (collectively, the "Original Warrants") whereby the exercising holders and the Company agreed that the holders would, subject to beneficial ownership limitations on exercise contained in the Original Warrants, exercise all of the Original Warrants. The Company expects to receive aggregate gross proceeds before expenses of approximately $724,200 and issue an aggregate of 724,200 shares of Common Stock (the “Exercise Shares”) from the exercise of all of the Original Warrants by the exercising holders by December 13, 2017. The Company expects approximately $387,000 will be received by October 16, 2017 as a result of the immediate exercise the Original Warrants to purchase 387,000 shares of Common Stock.  In order to induce the Exercising Holders to exercise the Original Warrants, the Company agreed to reduce the exercise price on such warrants from $1.96 to $1.00 per share.

The Original Warrants and Exercised Shares were registered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-217390), filed with the U.S. Securities and Exchange Commission under the Securities Act, including Amendment No. 1, thereto, which became effective on June 30, 2017.

The Company agreed that for until thirty (30) days after the Closing Date, neither the Company nor any subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents with the exception of certain exempted issuances. Exempted issuances includes the following (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any securities issued pursuant to the Exercise Agreements and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding as of October 12, 2017, provided that such securities have not been amended since such date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (e) securities issued on or after the tenth day following the Closing Date provided such securities are issued as “restricted securities” (as defined in Rule 144) and the purchasers of such securities are not granted registration rights that enable or require the filing of a resale registration statement until after the 31st day after the Closing Date.

The foregoing description of the Exercise Agreements is qualified in its entirety by reference to the full text of the Form of Exercise Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Additional Warrants

In connection with the exercise of the Original Warrants, the Company will issue an additional warrant to each Exercising Holder for the number of shares of Common Stock equal to one hundred percent of the number of exercised shares purchased by such Exercising Holder (the “Warrant Shares”), with an exercise price of $1.26 per share (each, an “Additional Warrant”, and collectively, the “Additional Warrants”). The Additional Warrants will be substantially identical to the Original Warrants, except that the exercise price of the Additional Warrant is $1.26 and such warrant is not exercisable for six months after issuance.

The foregoing description of the Additional Warrant is qualified in its entirety by reference to the full text of the form of Additional Warrant which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report in connection with the Additional Warrants is incorporated by reference into this Item 3.02. The Company has agreed to pay cash commissions to Maxim Group LLC an amount equal to 6% percent of the gross proceeds raised in connection with the exercise of the Original Warrants. The issuance and sale of the Additional Warrants was not registered under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption from registration under Section 4(a)(2) of the Act and Rule 506 of Regulation D thereunder (“Regulation D”), based on the fact that each Exercising Holder is an “accredited investor,” as such term is defined in Rule 501 of Regulation D, in a transaction not involving a public offering. The Additional Warrants may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
Exhibit 4.1*	Form of Additional Warrant.

Exhibit 10.1*	Form of Warrant Exercise Agreement, dated October 12, 2017, by and between Akers Biosciences, Inc. and certain Warrant Holders.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Date: October 13, 2017	By:	/s/ John J. Gormally
John J. Gormally
Chief Executive Officer